Exhibit 32.1

CHIEF EXECUTIVE OFFICER
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
I, Mario Longhi, President and Chief Executive Officer of United States Steel Corporation, certify that:

(1)
The Quarterly Report on Form 10-Q of United States Steel Corporation for the period ending March 31, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the foregoing report fairly presents, in all material respects, the financial condition and results of operations of United States Steel Corporation.

/s/ Mario Longhi
Mario Longhi
President and Chief Executive Officer
April 27, 2016
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to United States Steel Corporation and will be retained by United States Steel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.